Exhibit 4.1

CB Richard Ellis Services, Inc.

Issuer

The Guarantors named herein

11.625% Senior Subordinated Notes due June 15, 2017

INDENTURE

Dated as of June 18, 2009

Wells Fargo Bank, National Association

Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.02; 13.02
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 13.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.11; 9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(b)	N.A.
	(c)	13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of June 18, 2009, among CB Richard Ellis Services, Inc., a Delaware corporation (the “Company”), CB Richard Ellis Group, Inc., a Delaware corporation (“Parent”), each subsidiary guarantor party hereto (each, a “Subsidiary Guarantor” and, together with Parent, the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association (together with any successor appointed pursuant to the terms of this Indenture, the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities (as defined below):

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01. Definitions.

“Additional Assets” means (1) any property or other assets (other than Indebtedness and Capital Stock) used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means, subject to the Company’s compliance with Section 4.03, additional 11.625% Senior Subordinated Notes due June 15, 2017 in an unlimited aggregate principal amount issued from time to time after the Issue Date under the terms of this Indenture (other then pursuant to Section 2.06, 2.07, 2.09 or 3.06 of this Indenture and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Company, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after June 15, 2013, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 of this Indenture only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Premium” means with respect to a Security at any redemption date, as provided by the Company, the greater of (1) 1.00% of the principal amount of such Security and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Security on June 15, 2013 (as described under paragraph 5 of the Securities, exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Security through June 15, 2013 (but excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“Approved Credit Support” shall mean a reimbursement, indemnity or similar obligation issued by a Person (the “Support Provider”) pursuant to which the Support Provider agrees to reimburse, indemnify or hold harmless the Company or any Restricted Subsidiary for any Indebtedness, liability, or other obligation of the Company or such Restricted Subsidiary, but only to the extent (1) the Support Provider satisfies the criteria set forth in clause (1) or (2) of the definition of the term “Approved Take Out Party” or (2) the obligations of the Support Provider are secured by an irrevocable third-party letter of credit from a financial institution with a senior unsecured non-credit-enhanced long-term debt rating of A- or higher from S&P and A3 or higher from Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Approved Take Out Commitment” shall mean a Take Out Commitment (1) no less than 90% of which is issued by an Approved Take Out Party (with any remaining percentage being provided by Parent, the Company or any Restricted Subsidiary, in an aggregate amount for all such Take Out Commitments provided by Parent, the Company or any Restricted Subsidiary not to exceed $10,000,000) and (2) in which the funding obligation of the issuer of such Take Out Commitment is not subject to any material condition other than (a) completion of construction in accordance with all requirements of applicable law and agreed plans and specifications and by a date certain and (b) issuance of a certificate of occupancy. Any Approved Take Out Commitment shall cease to be an Approved Take Out Commitment (x) if the issuer of such Take Out Commitment (other than Parent, the Company or any Restricted Subsidiary) at any time no longer meets the definition of “Approved Take Out Party” to the extent the issuer of such Approved Take Out Commitment fails or refuses to fund under such Approved Take Out Commitment or notifies Parent, the Company or any Restricted Subsidiary of its intention to not fund under such Approved Take Out Commitment or (y) at such time as Parent, the Company or any Restricted Subsidiary acquires actual knowledge that the Approved Take Out Commitment will not fund.

“Approved Take Out Party” shall mean a Person that issues a Take Out Commitment and that satisfies any of the following criteria: (1) the senior unsecured non-credit-enhanced long-term debt of such Person is rated BBB or higher by S&P or Baa2 or higher by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) or (2) such Person is an endowment or pension fund (or such Take Out Commitment is guaranteed by an endowment or pension fund) in compliance with Title I of the Employee Retirement Income Security Act of 1974, as amended, and having net liquid assets and a consolidated net worth (including equity commitments) determined in accordance with GAAP (as reflected in its most recent annual audited financial statements issued within 12 months of the date of determination) of not less than $500,000,000.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04 of this Indenture or a Permitted Investment, (C) the sale in the ordinary course of business by CBRE Capital Markets of assets purchased and/or funded pursuant to a CBRE Capital Markets Repo Arrangement, a CBRE Capital Markets Mortgage Warehousing Facility, the CBRE Capital Markets Loan Arbitrage Facility or CBRE Capital Markets Lending Program Securities, (D) the sale in the ordinary course of business by the Company or CBRE Inc. of assets purchased and/or funded pursuant to the CBRE Loan Arbitrage Facility, (E) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (F) a disposition of Temporary Cash Investments in the ordinary course of business, (G) the disposition of property or assets that are obsolete, damaged or worn out, (H) the lease or sublease of office space in the ordinary course of business, (I) sales by CBRE Capital Markets of servicing rights in respect of mortgage portfolios in the ordinary course of business, (J) the sale of interests or investments in real estate or related assets by an Investment

Subsidiary, (K) sales by the Company or any Restricted Subsidiary of brokerage offices, or transfers of the assets of brokerage offices and related assets, to joint ventures in the ordinary course of business, (L) sales of Receivables pursuant to a Permitted Receivables Securitization, and (M) a disposition of assets with a fair market value of less than $5,000,000 (a “de minimis disposition”), so long as the sum of such de minimis disposition plus all other de minimis dispositions previously made in the same calendar year does not exceed $15,000,000 in the aggregate); provided, however, that a disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.12 and/or Section 5.01 and not by Section 4.06.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Blum Funds” means (1) Blum Capital Partners, L.P. and its successors and (2) any investment vehicle or account that is an Affiliate of Blum Capital Partners, L.P. or its successors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10 of this Indenture, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“CBRE Capital Markets” means, collectively, (1) CBRE Capital Markets, Inc., a Texas corporation (formerly known as CBRE Melody & Company), and (2) CBRE Capital Markets of Texas, L.P., a limited partnership under the laws of the State of Texas.

“CBRE Capital Markets Lending Program Securities” shall mean mortgage-backed securities or bonds issued by CBRE Capital Markets or any other Mortgage Banking Subsidiary supported by FHA Loans and Guaranteed by the Government National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity, the proceeds of which securities or bonds are applied by CBRE Capital Markets or any other Mortgage Banking Subsidiary to refinance Indebtedness under a CBRE Capital Markets Mortgage Warehousing Facility.

“CBRE Capital Markets Loan Arbitrage Facility” means a credit facility provided to CBRE Capital Markets by any depository bank in which a CBRE Capital Markets entity makes deposits, so long as (1) such CBRE Capital Markets entity applies all proceeds of loans made under such credit facility to purchase Temporary Cash Investments and (2) all such Temporary Cash Investments purchased by such CBRE Capital Markets entity with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE Capital Markets Mortgage Warehousing Facility” means (1) a credit facility provided by any bank or other financial institution extended to CBRE Capital Markets or any other Mortgage Banking Subsidiary in connection with any Mortgage Banking Activities, pursuant to which such lender makes loans to CBRE Capital Markets or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to fund commercial mortgage loans originated and owned by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) subject to a commitment (subject to customary exceptions) to purchase such mortgage loans or mortgage-backed securities in respect thereof by (a) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any other quasi-federal governmental agency or enterprise or government-sponsored entity or its seller servicer or (b) any other commercial conduit lender, in each case so long as (i) loans made by such lender to CBRE Capital Markets (or any other Mortgage Banking Subsidiary) thereunder are secured by a pledge of commercial mortgage loans made by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) with the proceeds of such loans, and such lender has a perfected first priority security interest therein, to secure loans made under such credit facility and (ii) in the case of loans to be sold to a commercial conduit lender, the related Indebtedness of the Mortgage Banking Subsidiary does not exceed a term of 120 days or a loan to value of 80%, and (2) any other credit facility provided by any bank or other financial institution extended to CBRE Capital Markets or any other Mortgage Banking Subsidiary pursuant to which such lender makes loans to CBRE Capital Markets or any other Mortgage Banking Subsidiary, the proceeds of which loans are applied by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to fund FHA Loans, so long as such loans to CBRE Capital Markets (or any other Mortgage Banking Subsidiary) are repaid by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) to such lender with the proceeds of the sale or issuance of CBRE Capital Markets Lending Program Securities.

“CBRE Capital Markets Permitted Indebtedness” means Indebtedness of CBRE Capital Markets under the CBRE Capital Markets Loan Arbitrage Facility, a CBRE Capital Markets Mortgage Warehousing Facility, the CBRE Capital Markets Working Capital Facility, the CBRE Capital Markets Repo Arrangement and CBRE Capital Markets Lending Program Securities, and Indebtedness of any Mortgage Banking Subsidiary under a CBRE Capital Markets Mortgage Warehousing Facility that is, in all cases, non-recourse to the Company or any of its Restricted Subsidiaries (other than a Mortgage Banking Subsidiary), except to the extent recourse is limited to the assets acquired with the proceeds of, or securing, such Indebtedness.

“CBRE Capital Markets Repo Arrangement” shall mean an arrangement whereby mortgage loans originated by CBRE Capital Markets are funded by a third party lender or financial institution (a “CBRE Capital Markets Repo Party”) pursuant to an agreement whereby the CBRE Capital Markets Repo Party funds and purchases from CBRE Capital Markets such mortgage loans upon origination and sells such loans to CBRE Capital Markets prior to CBRE Capital Markets’ sale of such loans to the Federal Home Loan Mortgage Corporation or another counterparty.

“CBRE Capital Markets Working Capital Facility” means a credit facility provided by a financial institution to CBRE Capital Markets, so long as (1) the proceeds of loans thereunder are applied only to provide working capital to CBRE Capital Markets, (2) loans under such credit facility are unsecured and (3) the aggregate principal amount of loans outstanding under such credit facility at no time exceeds $1,000,000.

“CBRE Loan Arbitrage Facility” shall mean a credit facility provided to the Company or CBRE Inc. by any depository bank in which the Company or CBRE Inc., as the case may be, makes deposits, so long as (1) the Company or CBRE Inc., as the case may be, applies all proceeds of loans made under such credit facility to purchase certain highly-rated debt instruments considered to be permitted short-term investments under such credit facility, and (2) all such permitted short-term investments purchased by the Company or CBRE Inc., as the case may be, with the proceeds of loans thereunder (and proceeds thereof and distributions thereon) are pledged to the depository bank providing such credit facility, and such bank has a first priority perfected security interest therein, to secure loans made under such credit facility.

“CBRE Inc.” shall mean CB Richard Ellis, Inc., a Delaware corporation, and its successors.

“Change of Control” means the occurrence of any of the following events:

(1)       any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, and except that any Person that is deemed to have beneficial ownership of shares solely as the result of being part of a group pursuant to Rule 13d-5(b)(1) shall be deemed not to have beneficial ownership of any shares held by a Permitted Holder forming a part of such group), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined above, except that in the event the Permitted Holders are part of a group pursuant to Rule 13d-5(b)(1), the Permitted Holders shall be deemed not to have beneficial ownership of any shares held by persons other than Permitted Holders forming a part of such group), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified Person held by a parent entity, if such other person is the beneficial owner (as first defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as second defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(2)       individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3)       the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)       the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-investment Vehicle” shall mean an entity (other than a Restricted Subsidiary) formed for the purpose of investing principally in real estate related assets.

“Common Stock” shall mean the Class A common stock of Parent.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to June 15, 2013, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to June 15, 2013.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated EBITDA Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)       if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2)       if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive)

directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)       if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and;

(4)       if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Consolidated Interest Expense” means, for any period, (1) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of the Company or any of its consolidated subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (2) to the extent otherwise included in Consolidated Interest Expense, (i) deferred financing costs, (ii) interest expense associated with any Non-Recourse Indebtedness, (iii) interest capitalized in accordance with GAAP in connection with the construction of real estate investments so long as the applicable consolidated subsidiary has obtained construction loan financing pursuant to which construction loan advances are made in the amount of such interest expense, (iv) interest expense associated with Exempt Construction Loans to the extent such interest expense is either fully supported by net operating income from the underlying real estate investment or is covered by advances under such Exempt Construction Loans, (v) interest expense associated with CBRE Capital Markets Permitted Indebtedness or Indebtedness under the CBRE Loan Arbitrage Facility, and (vi) any interest expense in respect of any Purchased Loans.

For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company or any of its consolidated subsidiaries with respect to Interest Rate Agreements.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, (a) the income of any such consolidated subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such consolidated subsidiary, (b) the net income of any Unrestricted Subsidiary, except that, subject to the exclusion contained in clause (f) below, the Company’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in clause (a) above) and the Company’s or a Restricted Subsidiary’s equity in the net loss of any Unrestricted Subsidiary shall be included in determining Consolidated Net Income, (c) the income or loss of any person accrued prior to the date it becomes a consolidated subsidiary of the Company or is merged into or consolidated with the Company or any of its consolidated subsidiaries or the date that such Person’s assets are acquired by the Company or any of its consolidated subsidiaries, (d) any reduction for charges made in accordance with Financial Accounting Standard No. 142—Goodwill and Other Intangible Assets, (e) any income or gains associated with or resulting from the purchase of Purchased Loans or any income associated with or resulting from payments received by the Company, the Purchaser or any Restricted Subsidiary pursuant to the Purchaser Agreement, and

(f) any gains or losses attributable to sales of assets out of the ordinary course of business; provided further, that Consolidated Net Income for any period shall be (i) increased by cash received during such period by the Company or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any Permitted Acquisition and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any Permitted Acquisition.

“Credit Agreement” means the Second Amended and Restated Credit Agreement among the Company, Parent and certain Subsidiaries of the Company, as guarantors, the lenders referred to therein, Credit Suisse, as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, and the Co-Agents named therein, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Second Amended and Restated Credit Agreement or a successor Credit Agreement.

“Credit Facility” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“D&I Business” shall mean the real estate development and investment activities conducted by TCC and its subsidiaries.

“D&I Subsidiary” shall mean any subsidiary of TCC engaged principally in the D&I Business.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” means any Indebtedness outstanding under the Credit Agreement and any other Senior Indebtedness permitted under the Indenture the principal amount of which is $50,000,000 or more and that has been designated by the Company as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)      matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)      is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)      is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; and provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if (1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.12 of this Indenture and (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“EBITDA” for any period means Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(1)      consolidated interest expense for such period (including deferred financing costs),

(2)      consolidated income tax expense for such period,

(3)      all amounts attributable to depreciation and amortization for such period,

(4)      any non-recurring fees, expenses or charges for such period in connection with the consummation and implementation of the second amendment to the Credit Agreement, any purchase of the term loans by a Restricted Subsidiary of the Company or any modifications to loans under the Credit Agreement,

(5)      any restructuring expenses for such period in an amount not to exceed $50,000,000, and

(6)      all other non-cash losses, expenses and charges of Company and its consolidated Subsidiaries for such period (excluding (x) the write-down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and minus

(b) without duplication,

(1)      all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added to Consolidated Net Income pursuant to clause (a)(6) above in a previous period and

(2)      to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

“Equity Offering” means any primary offering of Capital Stock of Parent or the Company (other than Disqualified Stock) to Persons who are not Affiliates of Parent or the Company other than (1) public offerings with respect to the Parent’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of Parent or any of its Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Securities” means the Company’s 11.625% Senior Subordinated Notes due June 15, 2017 issued pursuant to a registered exchange for the Initial Securities.

“Exempt Construction Loan” shall mean any interim construction loan (or Guarantee thereof) of a D&I Subsidiary (1) that is subject to or backed by committed permanent refinancing, or (2) in which the D&I Subsidiary that is the obligor of such construction loan has entered into a lease of the property securing such Exempt Construction Loan (or Guarantee thereof) and such lease supports a refinancing of the entire interim construction loan amount based upon prevailing permanent loan terms at the time the interim construction loan is closed. Notwithstanding the foregoing, construction loans (and Guarantees thereof) shall cease to be treated as Exempt Construction Loans in the event that any of the following occur: (a) the obligor of such Exempt Construction Loan is in default beyond any applicable notice and cure periods of any obligations under the credit agreement relating to such Exempt Construction Loan; or (b) the underlying real property securing such Exempt Construction Loan has not been sold by a date which is no later than 15 months (unless subject to or backed by committed permanent refinancing, in which case no deadline for the sale of such real property shall apply) after completion of construction.

“FHA Loans” shall mean commercial or multi-housing mortgage loans originated by CBRE Capital Markets (or any other Mortgage Banking Subsidiary) and insured by the Federal Housing Administration or any other governmental entity.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)      the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)      statements and pronouncements of the Financial Accounting Standards Board;

(3)      such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4)      the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership or other ownership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property or (iii) completion and budget guarantees. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and/or a Subsidiary Guarantor.

“Guaranty” means the Parent Guaranty and/or a Subsidiary Guaranty, collectively referred to herein as the “Guaranties.”

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, commodity price protection or hedging agreement or other similar agreements.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03 of this Indenture, (1) amortization of debt discount or the accretion of principal with respect to a noninterest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)      the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)      all Capital Lease Obligations of such Person;

(3)      all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)      all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the twentieth Business Day following payment on the letter of credit);

(5)      the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with Section 1.04(7) of this Indenture (but excluding, in each case, any accrued dividends);

(6)      all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)      all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(8)      all obligations of such Person pursuant to any Permitted Receivables Securitization to the extent such obligations are reflected as indebtedness on the consolidated balance sheet of Parent; and

(9)      to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. Indebtedness of any Person shall include all Indebtedness of any partnership or other entity in which such Person is a general partner or other equity holder with unlimited liability other than (x) Indebtedness which is nonrecourse to such Person and its assets (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)) and (y) if such Person is an Investment Subsidiary, the indebtedness of a related Co-investment Vehicle.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

“Indenture” means this Indenture as amended, supplemented or otherwise modified from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means, collectively, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of all the initial purchasers named in the Purchase Agreement.

“Initial Securities” means the Company’s 11.625% Senior Subordinated Notes due June 15, 2017 issued under this Indenture.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock,

Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04 of this Indenture,

(1)      “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)      any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor’s Ratings Group (or any successor to the rating agency business thereof), respectively.

“Investment Subsidiary” shall mean (1) any Subsidiary engaged principally in the business of buying and holding real estate related assets in anticipation of selling such assets or transferring such assets, which assets may include securities of companies engaged principally in such business, (2) any Subsidiary engaged principally in the business of investment management, including investing in and/or managing Co-investment Vehicles and (3) any D&I Subsidiary.

“Issue Date” means June 18, 2009.

“Leverage Ratio” shall mean, on any date, the ratio of (1) (A) Total Debt minus (B) cash and cash equivalents (excluding restricted cash) plus (C) accrued liability relating to cash bonuses (but only to the extent such amount is not in excess of the amount in clause (B)) on such date to (2) EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Mortgage Banking Activities” means (1) the origination of mortgage loans in respect of commercial and multi-family residential real property, and the sale or assignment of such mortgage loans and the related mortgages to another person (other than the Company or any Restricted Subsidiary) within 120 days after the origination thereof (or thereafter, so long as the purchaser thereof is a quasi-federal governmental agency or enterprise or government-sponsored entity that shall have confirmed in writing its obligation to purchase such loans prior to such 120th day), provided, however, that in each case prior to origination of any mortgage loan, the Company or a Mortgage Banking Subsidiary, as the case may be, shall have entered into a legally binding and enforceable agreement with respect to such mortgage loan with a person that purchases such loans in the ordinary course of business, (2) the origination of FHA Loans, and (3) servicing activities related to the activities described in clauses (1) and (2) above.

“Mortgage Banking Subsidiary” means CBRE Capital Markets and its subsidiaries that are engaged in Mortgage Banking Activities.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1)      all legal, accounting, investment banking and brokerage fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)      all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)      all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4)      the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Indebtedness” means Indebtedness of, or Guarantees by, an Investment Subsidiary; provided that (1) such Indebtedness is incurred solely in relation to the permitted investment or real estate development activities of such Investment Subsidiary and (2) such Indebtedness is not Guaranteed by, or otherwise recourse to Parent, the Company or any Restricted Subsidiary other than an Investment Subsidiary (subject to customary environmental indemnities or completion or budget guarantees, and subject to customary exclusions from liability by lenders in non-recourse financing transactions secured by real property (including by means of separate indemnification agreements or carve-out guarantees)); provided further that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to Parent, the Company or any Restricted Subsidiary other than an Investment Subsidiary, the portion of such Indebtedness not so Guaranteed or recourse shall be “Non-Recourse Indebtedness” hereunder.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated June 15, 2009 relating to the Securities.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of Parent or the Company.

“Officer’s Certificate” means a certificate signed on behalf of Parent or the Company, as the case may be, by an Officer of Parent or the Company, respectively.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to Parent or the Company, satisfactory to the Trustee.

“Parent” means CB Richard Ellis Group, Inc., a Delaware corporation, and its successors.

“Parent Guaranty” means the Guarantee by Parent of the Company’s obligations with respect to the Securities contained in this Indenture.

“Permitted Acquisition” shall have the meaning set forth in the Credit Agreement, as in effect on the date hereof.

“Permitted Co-investment” means (1) any Investment by the Company or any of its Restricted Subsidiaries in, or any Guarantee by the Company or any of its Restricted Subsidiaries of the Indebtedness of, a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary; provided, however, that if the aggregate commitments of all investors in a Co-investment Vehicle or separate account or investment program is (A) $50,000,000 or less, (i) such Investment shall not be greater than 10% of the aggregate commitment of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee shall not be greater than 10% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program and (B) greater than $50,000,000, (i) such Investment shall not be greater than 6% of the aggregate commitment of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee shall not be greater than 6% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program, (2) any Guarantee of Indebtedness of a Co-investment Vehicle managed, operated or sponsored by an Investment Subsidiary, provided that the other investors in such Co-investment Vehicle provide Approved Credit Support for their pro rata share of such Guarantee, and (3) any investment in which an Approved Take Out Party provides an Approved Take Out Commitment in respect of such Investment (it being understood that any particular Investment or Guarantee may be allocated to one or more categories specified in clauses (1), (2) and (3) above).

“Permitted Holders” means (1) the Blum Funds, (2) any member of senior management of the Company on the Issue Date and (3) the Parent.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)      the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that (A) the primary business of such Restricted Subsidiary is a Related Business and (B) such Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise; provided further, however, that (1) any Investment in CBRE Capital Markets for purposes of supporting any CBRE Capital Markets Permitted Indebtedness shall be limited to $50,000,000 in the aggregate after giving effect to any repayments of such Investments and (2) any Investment in an Investment Subsidiary shall be limited to the extent such Investment is made in such Investment Subsidiary to fund a Permitted Co-investment or any other Investment that is separately permitted by this definition or in connection with funding routine start-up costs of such Investment Subsidiary;

(2)      another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)      cash and Temporary Cash Investments;

(4)      receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)      payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)      loans or advances to employees or independent contractors made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)      loans or advances to clients and vendors made in the ordinary course of business of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any time not exceeding $5,000,000;

(8)      stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(9)      any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06 of this Indenture;

(10)      any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11)      Hedging Obligations entered into in the ordinary course of the Company’s or any Restricted Subsidiary’s business and not for the purpose of speculation;

(12)      any Person to the extent such Investment exists on the Issue Date or replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(13)      Investments in insurance on the life of any participant in any deferred compensation plan of the Company made in the ordinary course of business;

(14)      Permitted Co-investments;

(15)      Investments customarily arising in connection with any Permitted Receivables Securitization;

(16)      Investments made pursuant to commitments to Invest, which commitments are outstanding on the Issue Date; and

(17)      so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (17) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $200,000,000 (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means Capital Stock of the Company, Parent or any Subsidiary Guarantor or debt securities of the Company, Parent or any Subsidiary Guarantor that are subordinated to all Senior Indebtedness of the Company, Parent or Subsidiary Guarantor to substantially the same extent as, or to a greater extent than, the Securities and the Guaranties are subordinated to Senior Indebtedness under the Indenture.

“Permitted Receivables Securitization” means sales of Receivables pursuant to a Receivables Securitization; provided that the aggregate Receivables Securitization Amount outstanding at any time in respect of all Receivables Securitizations does not exceed $100,000,000.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Private Exchange Securities” means the Company’s 11.625% Senior Subordinated Notes due June 15, 2017 issued pursuant to a private exchange for the Initial Securities.

“Purchase Agreement” means the Purchase Agreement dated June 15, 2009, among the Company, Parent, the Subsidiary Guarantors and the Initial Purchasers.

“Purchased Loan” means each term loan under the Credit Agreement purchased pursuant to an auction referred to in the Credit Agreement.

“Purchaser” shall have the meaning set forth in the Credit Agreement, as in effect on the date hereof.

“Purchaser Agreement” shall have the meaning set forth in the Credit Agreement, as in effect on the date hereof.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Rating Agencies” means Standard and Poor’s Ratings Group and Moody’s Investors Service, Inc. or any successor to the respective rating agency business thereof.

“Receivables” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another person by which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, and all proceeds thereof and rights (contractual or other) and collateral related thereto, and shall include, in any event, any items of property that would be classified as accounts receivable on the balance sheet of the Company or any of the Subsidiaries prepared in accordance with GAAP or an “account”, “chattel paper”, an “instrument”, a “general intangible” or a “payment intangible” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” (as so defined) of any such items.

“Receivables Securitization” shall mean, with respect to the Company and/or any of the Subsidiaries, any transaction or series of transactions of securitizations involving Receivables pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a Securitization Subsidiary, and may grant a corresponding security interest in, any Receivables (whether now existing or arising in the future) of the Company or any Subsidiary, and any assets related thereto including collateral securing such Receivables, contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitizations involving Receivables.

“Receivables Securitization Amount” shall mean, with respect to any Receivables Securitization, the amount of obligations outstanding under the legal documents entered into as part of such Receivables Securitization on any date of determination that would be characterized as principal if such Receivables Securitization were structured as a secured lending transaction rather than as a purchase.

“Reference Treasury Dealer” means Banc of America Securities LLC and its successors and assigns, Credit Suisse Securities (USA) LLC and its successors and assigns, and J.P. Morgan Securities Inc. and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)        such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)        such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3)        such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement dated June 15, 2009 among the Company, Parent, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business” means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

“Representative” means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Payment” with respect to any Person means:

(1)        the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)        the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)        the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person, if such Person is the Company or a Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4)        the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities” means the Initial Securities and, if and when issued, the Additional Securities, the Exchange Securities and the Private Exchange Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” shall mean any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Permitted Receivables Securitizations.

“Senior Indebtedness” means with respect to any Person:

(1)        Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)        accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)        any obligation of such Person to any Subsidiary;

(2)        any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)        any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4)        any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

(5)        that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (5) if (x) the holders of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officer’s Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated this Indenture and (2) shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Senior Subordinated Indebtedness” means, with respect to a Person, the Securities (in the case of the Company), the Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the Securities or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other Obligation of such Person which is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person; (2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Take Out Commitment” shall mean a written obligation of a Person either (1) to purchase real property and the improvements thereon for an amount sufficient to repay the interim construction loan used to acquire and construct such real property and improvements, or (2) to provide debt and/or equity financing the proceeds of which are to be used to repay the interim construction loan used to acquire and construct real property and improvements thereon.

“TCC” shall mean Trammell Crow Company.

“Temporary Cash Investments” means any of the following:

(1)        any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)        investments in time deposit accounts, bankers’ acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(3)        repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above and clauses (4) and (5) below entered into with a bank meeting the qualifications described in clause (2) above;

(4)        investments in commercial paper, maturing not more than one year from the date of creation thereof, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of

America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group;

(5)        investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and

(6)        other short-term investments utilized by any Foreign Subsidiaries of the Company in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.03 of this Indenture.

“Total Debt” shall mean, at any time, the total Indebtedness of the Company and its Restricted Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP, excluding Non-Recourse Indebtedness.

“Trust Officer” means any officer of the Trustee assigned by the Trustee having direct responsibility to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)        any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2)        any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 of this Indenture. The Board of

Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) of this Indenture (irrespective of whether Section 4.03 remains in effect) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described in Section 4.03 of this Indenture, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 1.02.  Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.07
“Appendix”	2.01
“Bankruptcy Law”	6.01

Term	Defined in Section

“Change of Control Offer”	4.12(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01
“Event of Default”	6.01
“Guaranteed Obligations”	11.01
“Initial Lien”	4.10
“legal defeasance option”	8.01(b)
“Legal Holiday”	13.08
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(2)
“Offer Period”	4.06(c)(2)
“Paying Agent”	2.03
“Purchase Date”	4.06(c)(1)
“Registrar”	2.03
“Successor Company”	5.01

Section  1.03.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and each Guaranty;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture and each Guaranty;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, Parent and each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.04.  Rules of Construction.  Unless the context otherwise requires:

(1)        a term has the meaning assigned to it;

(2)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)        “or” is not exclusive;

(4)        “including” means including without limitation;

(5)        words in the singular include the plural and words in the plural include the singular;

(6)        unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)        the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(8)        all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

Section 2.01.  Form and Dating.  Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

Section 2.02.  Execution and Authentication.  At least one Officer shall sign the Securities for the Company by manual, facsimile or electronic signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Each Security shall be dated the date of its authentication.

On the Issue Date, the Trustee shall authenticate and deliver $450,000,000 aggregate principal amount of 11.625% Senior Subordinated Notes due June 15, 2017 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by at least one Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 of this Indenture after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03.  Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnification therefor pursuant to Section 7.07 of this Indenture. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company may change the Registrar and any Paying Agent without prior notice to any Holder.

Section 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06.  Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.07.  Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.08.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 of this Indenture, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01 of this Indenture, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. Holders and beneficial holders, as the case may be, of temporary Securities shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of definitive Securities under this Indenture.

Section 2.10.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12.  CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.13.  Issuance of Additional Securities.  The Company shall be entitled, subject to its compliance with Section 4.03 of this Indenture, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)        the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

(2)        the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code (unless then applicable regulations under the Code would treat the outstanding Securities and the Additional Securities as part of the same issue); and

(3)        whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.

ARTICLE 3

Redemption

Section 3.01.  Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give notice to the Trustee provided for in this Section 3.01 not less than 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.02.  Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have minimum denominations of $2,000 and integral multiples of $1,000 thereof. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 and integral multiples of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.03.  Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder to be redeemed at such Holder’s registered address or otherwise deliver such notice in accordance with the procedures of the Depository.

The notice shall identify the Securities to be redeemed (including the CUSIP numbers) and shall state:

(1)        the redemption date;

(2)        the redemption price;

(3)        the name and address of the Paying Agent;

(4)        that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)        if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)        that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)        the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

(8)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

Section 3.04.  Effect of Notice of Redemption.  Once notice of redemption is sent, Securities called for redemption become irrevocably due and payable on the redemption date and at the redemption price stated in the notice. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date).

Section 3.05.  Deposit of Redemption Price.  Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security is redeemed on or after a record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, to the redemption date shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Security.

Section 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

Following the first day that (a) the ratings assigned to the Securities by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under the Indenture (and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both Rating Agencies or default under this Indenture), the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.10 of this Indenture.

Section 4.01.  Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.  SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and make available to the Trustee and Securityholders within 15 days after it files them with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed with the SEC at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and Securityholders within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided further, however, that (a) so long as Parent is the Guarantor of the Securities, the reports, information and other documents required to be filed and provided as described hereunder may, at the Company’s option, be filed by and be those of Parent rather than the Company and (b) in the event that Parent conducts any business or holds any significant assets other than the capital stock of the Company at the time of filing and providing any such report, information or other document containing financial statements of Parent, Parent shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Company.

In addition, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.03.  Limitation on Indebtedness.  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, no Default has occurred and is continuing and the Consolidated EBITDA Coverage Ratio is greater than 2.0 to 1.0.

(b)  Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1)        Indebtedness Incurred by the Company pursuant to any Credit Facility (including the Credit Agreement); provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $2,600,000,000;

(2)        [Intentionally Omitted]

(3)        Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

(4)        the Securities and the Exchange Securities (other than any Additional Securities);

(5)        Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (3) or (4) of this Section 4.03(b));

(6)        Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and then outstanding does not exceed $50,000,000;

(7)        Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) of this Indenture or pursuant to clause (4), (5) or (6) of this Section 4.03(b) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(8)        Hedging Obligations entered into in the ordinary course of business and not for the purpose of speculation;

(9)        obligations in respect of letters of credit, performance, bid and surety bonds, completion guarantees, budget guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)      Indebtedness with respect to workers’ compensation claims in the ordinary course of business;

(12)      any Guarantee (including the Subsidiary Guaranties) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of this Indenture (other than Indebtedness Incurred pursuant to clause (6) above);

(13)      Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(14)      CBRE Capital Markets Permitted Indebtedness, Indebtedness under the CBRE Loan Arbitrage Facility, the Exempt Construction Loans and Indebtedness in respect of any Permitted Receivables Securitization;

(15)      Indebtedness of Foreign Subsidiaries of the Company in an aggregate principal amount outstanding at any one time not to exceed $75,000,000;

(16)      Non-Recourse Indebtedness and Permitted Co-investments; and

(17)      Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (16) of this Section 4.03(b) or Section 4.03(a)), does not exceed $100,000,000.

(c)  Notwithstanding the foregoing, none of the Company or any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) of this Indenture if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d)  For purposes of determining compliance with this Section 4.03, (1) any Indebtedness outstanding under the Credit Agreement on the Issue Date will be treated as having been incurred on the Issue Date under clause (1) of Section 4.03(b) of this Indenture; (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness originally classified as Incurred pursuant to Section 4.03(b)(6), (15) or (17) of this Indenture may later be reclassified as having been Incurred pursuant to

Section 4.03(a) of this Indenture to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification); and (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

(e)  The Company shall not, and shall not permit Subsidiary Guarantors to, Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. Neither the existence nor lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

(f)  For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Section 4.04.  Limitation on Restricted Payments.  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)        a Default shall have occurred and be continuing (or would result therefrom);

(2)        the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) of this Indenture; or

(3)        the aggregate amount of such Restricted Payment and all other Restricted Payments since the Reference Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2009 to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

(C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)  The provisions of Section 4.04(a) shall not prohibit:

(1)        (A) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) subsequent to the Issue Date or (B) any Restricted Payment made out of a substantially concurrent cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; provided, however, that (i) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B) of this Indenture;

(2)        any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to Section 4.03 of this Indenture; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)        dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4)        (A) payments or distributions to employees of Parent, the Company or any Restricted Subsidiary pursuant to the “CBREI UK MAG scheme” or similar incentive plans designed to pay employees amounts reflecting incentive compensation in recognition of performance thresholds achieved by such employees or (B) payments or distributions to employees of Parent, the Company or any Restricted Subsidiary of “co-investment return,” “carried interest” or other form of incentive compensation or performance fees or any distribution of an equity interest in respect thereof, or any other incentive distributions from Investment Subsidiaries or Co-investment Vehicles; provided, however, that such payments or distributions shall be excluded from the calculation of the amount of Restricted Payments;

(5)        so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or the Company or any of the Company’s Subsidiaries from employees (including substantially full-time independent contractors), former employees, directors, former directors or consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors or consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent or its Subsidiaries under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (A) $25,000,000, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above) and (C) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided further, however, that (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(6)        Investments made by CBRE Capital Markets pursuant to a CBRE Capital Markets Loan Arbitrage Facility or a CBRE Capital Markets Mortgage Warehousing Facility or Investments made by CBRE Inc. or the Company pursuant to a CBRE Loan Arbitrage Facility; provided, however, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

(7)        dividends to Parent to be used by Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $5,000,000 in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(8)        payments to Parent in respect of Federal, state and local taxes directly attributable to (or arising as a result of) the operations of the Company and its consolidated Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Company and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local taxes for such fiscal year were the Company to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by Parent for such purposes); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9)        Investments made pursuant to commitments to Invest if at the date such commitment was made, such Investment would have complied with this Section 4.04; provided, however, that such Investment shall be included in the calculation of the amount of Restricted Payments; and

(10)      Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (10) which have not been repaid, does not exceed $175,000,000; provided, however, no Restricted Payments of the type described in clauses (1), (2) or (3) of the definition of Restricted Payment shall be made pursuant to this clause (10) either (A) on or prior to December 31, 2009 or (B) unless the Leverage Ratio, after giving pro forma effect to such Restricted Payment, is less than 3.0 to 1.0, thereafter; provided further, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

Section 4.05.  Limitation on Restrictions on Distributions from Restricted Subsidiaries.  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

(1)        with respect to clauses (a), (b) and (c),

(A)  any encumbrance or restriction pursuant to an agreement of the Company or any of its Subsidiaries in effect at or entered into on the Issue Date;

(B)  any encumbrance or restriction contained in the terms of any agreement pursuant to which such Indebtedness was issued if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Securities and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith);

(C)  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(D)  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1) (A), (B) or (C) of this Indenture or this clause (D) or contained in any amendment to an agreement referred to in Section 4.05(1)(A), (B) or (C) of this Indenture or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(E)  any encumbrance or restriction pursuant to customary restrictions and conditions contained in agreements relating to any Permitted Receivables Securitization; provided such restrictions and conditions apply solely to (i) the Receivables involved in such Permitted Receivables Securitization and (ii) any applicable Securitization Subsidiary;

(F)  any encumbrance or restriction pursuant to customary restrictions on, or customary conditions to the payment of dividends or other distributions on, equity interests owned by the Company or any Subsidiary in any joint venture or similar enterprise contained in the constitutive documents, including shareholders’ or similar agreements, of such joint venture or enterprise, to the extent encumbrances or restrictions apply solely to the income of such joint venture or similar enterprise; and

(G)  any encumbrance or restriction pursuant to applicable law; and

(2)        with respect to clause (c) only,

(A)  any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests or licenses of intellectual property to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder;

(B)  restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(C)  restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; and

(D)  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

Section 4.06.  Limitation on Sales of Assets and Subsidiary Stock.  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)        the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

(2)        at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

(3)        an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of any other Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the holders of the Securities (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $20,000,000. Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

(1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

(b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 4.06(a)(3)(C) of this Indenture, the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Subordinated Indebtedness of the Company) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest, if any, (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of over-subscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or multiples of $1,000 greater thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Subordinated Indebtedness of the Company) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail (in the case of Securities held in book entry form) to each Holder and/or otherwise deliver in accordance with the procedures of the Depository, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) of this Indenture in the event the Offer is oversubscribed) in minimum denominations of $2,000 and integral multiples of $1,000 of principal amount thereof, at the applicable purchase price. The notice shall specify a purchase date (the “Purchase Date”) not less than 30 days nor more than 60 days after the date of such notice and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include or incorporate by reference (A) Parent’s most recently filed Annual Report on Form 10-K (including audited consolidated financial statements), Parent’s most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of Parent filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b) of this Indenture. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or no later than 10:00 a.m. New York City time on the Purchase Date, in immediately available funds, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

Section 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) of this Section 4.07(a) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $25,000,000, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) of this Indenture shall not prohibit:

(1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04 of this Indenture;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries;

(4) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business;

(5) any transaction between or among the Company, any Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

(8) transactions customarily arising in connection with any Permitted Receivables Securitization;

(9) any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(10) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Section 4.08. [Intentionally Omitted]

Section 4.09. [Intentionally Omitted]

Section 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness unless such Indebtedness is Senior Indebtedness, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.11. [Intentionally Omitted]

Section 4.12. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.12(b) of this Indenture.

(b) Within 30 days following any Change of Control, unless the Company has exercised its option to redeem all the Securities pursuant to paragraph 5 of the Securities, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4) the instructions, as determined by the Company, consistent with this Section 4.12, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Trustee for cancellation at the address specified in the notice at least three Business Days prior to the purchase date. Securities held in book entry form shall be delivered in accordance with the Depository’s procedures. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.12 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.12, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.12 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Securities pursuant to paragraph 5 of the Securities. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

(f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

Section 4.13. Future Guarantors. On the Issue Date, Parent shall, and the Company shall cause each of its Restricted Subsidiaries that is a guarantor under the Credit Agreement to, execute and deliver to the Trustee a Guaranty Agreement pursuant to which Parent and each such Restricted Subsidiary shall Guarantee the Company’s obligations with respect to the Securities on the terms set forth therein. After the Issue Date, the Company shall cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee the Company’s obligations with respect to the Securities on the terms set forth herein. For the avoidance of doubt, if a Foreign Subsidiary is a co-borrower of Indebtedness of the Company, and not a Guarantor of such Indebtedness, then it will not be considered a Guarantor of such Indebtedness for purposes of this Section 4.13.

Section 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2009) of the Company an Officer’s Certificate, the signer of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signor of their duties as officer of the Company they would normally have knowledge of any Default and whether or not the signor knows of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

Section 4.15. Payment of Additional Interest. If additional interest is payable by the Company pursuant to the Registration Rights Agreement and paragraph 1 of the Securities, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such additional interest that is payable and (ii) the date on which such interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no Registration Default (as defined in the Registration Rights Agreement) exists and that no additional interest is owed by the Company. If the Company has paid additional interest directly to the persons entitled to such interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 4.16. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE 5

Merger and Consolidation

Following the first day that (a) the ratings assigned to the Securities by both of the Rating Agencies are Investment Grade Ratings and (b) no Default has occurred and is continuing under this Indenture (and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both Rating Agencies or default under the Indenture), the Company shall not be subject to clause (3) of Section 5.01(a).

Section 5.01. When Company, Subsidiary Guarantors and Parent May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) of this Indenture; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officer’s Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 of this Indenture in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

(c) Parent shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of Parent, if any, under its Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

ARTICLE 6

Defaults and Remedies

Section 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required purchase, upon redemption, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 10;

(3) the Company, Parent or any Subsidiary Guarantor fails to comply with Section 5.01 of this Indenture;

(4) the Company, Parent or any Subsidiary Guarantor, as the case may be, fails to comply with Sections 4.03, 4.04, 4.05, 4.06 (other than a failure to purchase Securities), 4.07, 4.10, 4.12 (other than a failure to purchase Securities) or 4.13 and such failure continues for 30 days after the notice specified below;

(5) the Company or Parent, as the case may be, fails to comply with Section 4.02 (provided that, if applicable, failure by the Company or Parent to comply with the provisions of Section 314(a) of the TIA will not in itself be deemed a Default or an Event of Default under this Section 6.01) and such failure continues for 180 days after the notice specified below;

(6) the Company, Parent or any Subsidiary Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3), (4) or (5) above) and such failure continues for 60 days after the notice specified below;

(7) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25,000,000, or its foreign currency equivalent at the time;

(8) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(10) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $25,000,000 (or its foreign currency equivalent at the time) is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree becoming final and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

(11) the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4), (5), (6) and (10) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clause (7) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5), (6) or (10), its status and what action the Company is taking or proposes to take with respect thereto.

In the event of any Event of Default under clause (7), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such an Event of Default, (a) Holders have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) of this Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest, if any, on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after receipt by the Company of written notice of such acceleration and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(8) or (9) of this Indenture with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 of this Indenture cannot be amended or waived without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01 of this Indenture, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall receive indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Securityholders).

Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 of this Indenture.

Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture.

Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 of this Indenture;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture or a suit by Holders of more than 10% in principal amount of the Securities.

Section 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so under applicable law) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)      this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

Section 7.02. Rights of Trustee. (a) The Trustee may exclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate and Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture.

Section 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each June 15, commencing with June 15, 2010 and in any event prior to August 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of June 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee and each predecessor Trustee against any and all loss, liability, damage, claim or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(8) or (9) of this Indenture with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.10 of this Indenture;

(2)      the Trustee is adjudged bankrupt or insolvent;

(3)      a receiver or other public officer takes charge of the Trustee or its property; or

(4)      the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 of this Indenture.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 of this Indenture, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 of this Indenture shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee (or, in the case of a subsidiary of a bank holding company, its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

Section 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 of this Indenture) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 of this Indenture and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07 of this Indenture), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c) of this Indenture, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02 of this Indenture, the Company at any time may terminate (1) all its and each Guarantor’s obligations under the Securities, the Guaranties and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.12 and 4.13 of this Indenture and the operation of Sections 6.01(4), 6.01(5), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) of this Indenture (but, in the case of Sections 6.01(8) and (9) of this Indenture, with respect only to Significant Subsidiaries), the limitations contained in Section 5.01(a)(3) of this Indenture and the Guarantors’ Obligations under the Guaranties and this Indenture (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) of this Indenture (but, in the case of Sections 6.01(8) and (9) of this Indenture, with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3) of this Indenture. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Guaranty.

Upon satisfaction of the conditions set forth in this Indenture and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) of this Section 8.01, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 of this Indenture and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 of this Indenture shall survive.

Section 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)      the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)      the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)      123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(8) or (9) of this Indenture with respect to the Company occurs which is continuing at the end of the period;

(4)      the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10 of the Indenture;

(5)      the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(6)      in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7)      in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8)      the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Articles 10 and 12 of the Indenture.

Section 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or Securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities and the Guarantors’ obligations under their respective Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

Section 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, or the Securities without notice to or consent of any Securityholder:

(1)      to cure any ambiguity, omission, defect or inconsistency;

(2)      to comply with Article 5 of this Indenture;

(3)      to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4)      to add guarantees with respect to the Securities, including any Guaranties, or to secure the Securities;

(5)      to add to the covenants of the Company or a Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or a Guarantor;

(6)      to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

(7)      to make any change that does not materially adversely affect the rights of any Securityholder.

However, no amendment under this Section may be made that adversely affects the rights under Articles 10 or 12 of any holder of Senior Indebtedness of the Company or a Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representatives) consent to such change.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1)      reduce the amount of Securities whose Holders must consent to an amendment;

(2)      reduce the rate of or extend the time for payment of interest on any Security;

(3)      reduce the principal amount of or extend the Stated Maturity of any Security;

(4)      reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed pursuant to paragraph 5 of the Securities;

(5)      make any Security payable in money other than that stated in the Security;

(6)      impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)      make any change in Section 6.04 or 6.07 of this Indenture or the second sentence of this Section 9.02;

(8)      make any changes in the ranking or priority of any Security that would adversely affect the Securityholders; or

(9)      make any change in any Guaranty that would adversely affect the Securityholders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

However, no amendment under this Section may be made that adversely affects the rights under Articles 10 or 12 of any holder of Senior Indebtedness of the Company or a Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representatives) consent to such change.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it, and (subject to Section 7.01 of this Indenture) shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subordination

Section 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

Section 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1)      holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Securityholders shall be entitled to receive any payment; and

(2)      until such Senior Indebtedness is paid in full in cash or cash equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive Permitted Junior Securities and payments from either of the trusts described in Article 8.

Section 10.03. Default on Senior Indebtedness of the Company. The Company shall not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) (except that Securityholders may receive and retain Permitted Junior Securities and payments made from funds deposited with the Trustee pursuant to Section 8.01 or 8.02) if either of the following (a “Payment Default”) occurs (a) any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company shall be entitled to pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness or cash with respect to which a Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to the Company) written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company shall be entitled to resume payments on the Securities after termination of such Payment Blockage Period. The Securities shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Article 10.

Section 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear. If any Designated Senior Indebtedness of the Company is outstanding, the Company shall not pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness of the Company receive notice of such acceleration and, thereafter, shall be entitled to pay the Securities only if this Article 10 otherwise permits payment at that time.

Section 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

Section 10.07. Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(1)      impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

(2)      prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders and such other rights of such holders of Senior Indebtedness as set forth herein; or

(3)      affect the relative rights of Securityholders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness.

Section 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that such payments are prohibited by this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 10.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

Section 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

Section 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations deposited in trust or with the Trustee, for the payment of principal of and interest on the Securities pursuant to Article 8 of this Indenture shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company, provided that the subordination provisions of Article 12 of this Indenture or this Article 10 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 of this Indenture, as the case may be.

Section 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

Section 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 10.16. Reliance by Holders of Senior Indebtedness of the Company on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of the Company, do any one or more of the following:

(1)      change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of the Company, or otherwise amend or supplement in any manner Senior Indebtedness of the Company, or any instrument evidencing the same or any agreement under which Senior Indebtedness of the Company is outstanding;

(2)      sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of the Company;

(3)      release any Person liable in any manner for the payment or collection of Senior Indebtedness of the Company; and

(4)      exercise or refrain from exercising any rights against the Company and any other Person.

ARTICLE 11

Guaranties

Section 11.01. Guaranties. Each Guarantor required to execute and deliver a Guaranty Agreement pursuant to Section 4.13 of this Indenture shall, upon execution and delivery of its Guaranty Agreement, unconditionally and irrevocably guarantee, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 11.06 of this Indenture, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Indenture.

Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06 of this Indenture, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12.

Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 of this Indenture for the purposes of such Guarantor’s Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6 of this Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

Section 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 11.03. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06. Release of Subsidiary Guarantor. The Subsidiary Guarantor shall be deemed released from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder: (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to the Company or a Subsidiary of the Company), (3) at such time a Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company, (4) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of this Indenture, or (5) upon the defeasance of the Securities, as provided under Article 8 of this Indenture, in the case of clause (1) or (2), other than to the Company or an Affiliate of the Company and as permitted by this Indenture. At the written request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Section 11.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all Guaranteed Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 12

Subordination of Guaranties

Section 12.01. Agreement To Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Guarantor’s Guaranty is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor (including such Guarantor’s Guaranty of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Guarantor in accordance with the provisions set forth herein.

Section 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

(1)      holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Guaranty of such Guarantor; and

(2)      until the Senior Indebtedness of any Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive and retain Permitted Junior Securities and payments from either of the trusts described in Article 8.

Section 12.03. Default on Senior Indebtedness of Guarantor. No Guarantor shall make its Guaranty or purchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, “pay its Guaranty”) (except that Securityholders may receive and retain Permitted Junior Securities and payments made from funds deposited with the Trustee pursuant to Section 8.01 or 8.02) if either of the following (a “Guarantor Payment Default”) occurs (a) any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or (b) any other default on Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; provided, however, that any Guarantor shall be entitled to pay its Guaranty without regard to the foregoing if such Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness or cash with respect to which a Guarantor Payment Default has occurred and is continuing. During the continuance of any default (other than a Guarantor Payment Default) with respect to any Designated Senior Indebtedness of such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Guarantor shall not pay its Guaranty for a period (a “Guarantor Payment Blockage Period”) commencing upon the receipt by the Trustee of (with a copy to such Guarantor) written notice (a “Guarantor Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter. The Guarantor Payment Blockage Period shall end earlier if such Guarantor Payment Blockage Period is terminated (1) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Guarantor Blockage Notice; (2) because the default giving rise to such Guarantor Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash. Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness giving such Guarantor Blockage Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Guarantor shall be entitled to resume payments pursuant to its Guaranty after termination of such Guarantor Payment Blockage Period. No Guarantor shall be subject to more than one Guarantor Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Guarantor during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness of such Guarantor initiating such Guarantor Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantor Payment Blockage Period by the Representative of such Designated Senior Indebtedness, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 12.04. Demand for Payment. If a demand for payment is made on a Guarantor pursuant to Article 11, the Company shall promptly notify the holders of the Designated Senior Indebtedness of such Guarantor (or their Representatives) of such demand.

Section 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Guarantor and pay it over to them or their Representatives as their interests may appear. If any Designated Senior Indebtedness of a Subsidiary Guarantor is outstanding, such Subsidiary Guarantor shall not make a payment on its Guaranty until five Business Days after the Representations of all the issues of Designated Senior Indebtedness of such Guarantor receive notice of such acceleration and, thereafter, shall be entitled to pay the Securities only if Article 12 otherwise permits payment at that time.

Section 12.06. Subrogation. After all Senior Indebtedness of a Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Guarantor. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Guarantor and Securityholders, a payment by such Guarantor on such Senior Indebtedness.

Section 12.07. Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Guarantor. Nothing in this Indenture shall:

(1)       impair, as between a Guarantor and Securityholders, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Article 11;

(2)       prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Guarantor under its Guaranty, subject to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to Securityholders and such other rights of such Securityholders of Senior Indebtedness as set forth herein; or

(3)       affect the relative rights of Securityholders and creditors of such Guarantor other than their rights in relation to Securityholders of Senior Indebtedness.

Section 12.08. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Guaranty of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

Section 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice satisfactory to it that such payments are prohibited by this Article 12. The Company, the relevant Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Guarantor has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 12.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

Section 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Guarantor pursuant to its Guaranty.

Section 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

Section 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 12.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

Section 12.15. Reliance by Holders of Senior Indebtedness of Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of the Senior Indebtedness of such Guarantor, do any one or more of the following:

(1)      change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness of such Guarantor, or otherwise amend or supplement in any manner Senior Indebtedness of such Guarantor, or any instrument evidencing the same or any agreement under which Senior Indebtedness of such Guarantor is outstanding;

(2)      sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness of such Guarantor;

(3)      release any Person liable in any manner for the payment or collection of Senior Indebtedness of such Guarantor; and

(4)      exercise or refrain from exercising any rights against such Guarantor and any other Person.

Section 12.16. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the Securities pursuant to Article 8 of this Indenture shall not be subordinated to the prior payment of any Senior Indebtedness of any Guarantor or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of Senior Indebtedness of such Guarantor or any other creditor of such Guarantor, provided that the subordination provisions of Article 10 of this Indenture or this Article 12 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 8 of this Indenture, as the case may be.

ARTICLE 13

Miscellaneous

Section 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02. Notices. Any notice or communication shall be in writing (including telecopy) and delivered in person, by facsimile or mailed by first-class mail addressed as follows:

if to the Company or any Guarantor:

CB Richard Ellis Services, Inc.

11150 Santa Monica Boulevard,

Suite 1600

Los Angeles, California 90025

Facsimile No.: (310) 405-8925

Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

2550 Hanover Street

Palo Alto, California 94304

Facsimile No.: (650) 251-5002

Attention: William B. Brentani

if to the Trustee:

Wells Fargo Bank, National Association

707 Wilshire Boulevard, 17th Floor

Los Angeles, California 90017

Facsimile No.: (213) 614-3355

Attention: Corporate Trust Services

with a copy to:

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

Facsimile No.: (212) 344-6101

Attention: Irving C. Apar

The Company, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. However, in the case of Securities held in book entry form, notices may be sent by electronic transmission.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)      an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided, however, that no such Opinion of Counsel shall be required to be furnished in connection with the issuance of the Securities on the Issue Date.

Section 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)      a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Securities which a Trust Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 13.08. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 13.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.10.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Guarantor under its Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 13.11.  Successors.  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or electronic transmission (including PDF) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission (including PDF) shall be deemed to be their original signatures for all purposes.

Section 13.13.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 13.14.  Separability.  In case any provision in the Indenture or in the Securities is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.15.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16.  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 13.17.  Consent to Jurisdiction; Appointment of Agent for Service of Process.  To the fullest extent permitted by applicable law, the Company and the Guarantors hereby irrevocably submit to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which they may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company and the Guarantors agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon them, and may be enforced in any courts to the jurisdiction of which the Company or the Guarantors are subject by a suit upon such judgment, provided, that service of process is effected upon the Company and the Guarantors in the manner specified herein or as otherwise permitted by law. The Guarantors hereby irrevocably designate and appoint the Company (the “Process Agent”) as its authorized agent for purposes of this section, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Guarantors. The Guarantors further agree that service of process upon the Process Agent and written notice of said service to the Guarantors, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Guarantors, in any such suit or proceeding. The Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Guarantors, have any outstanding obligations under this Indenture. To the extent the Company or the Guarantors have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company and the Guarantors hereby irrevocably waive such immunity in respect of their obligations under this Indenture to the extent permitted by law.

Section 13.18.  No Personal Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Securities, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 13.19.  No Adverse Interpretation of Other Agreements.  The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CB RICHARD ELLIS SERVICES. INC.,
CB RICHARD ELLIS GROUP, INC.,

by	/s/ Robert E. Sulentic
	Name:	Robert E. Sulentic
	Title:	Chief Financial Officer

CB HOLDCO, INC.
CB RICHARD ELLIS INVESTORS, INC.
CB RICHARD ELLIS INVESTORS, L.L.C.
CB RICHARD ELLIS, INC.
CB/TCC HOLDINGS LLC
CB/TCC, LLC
CBRE CAPITAL MARKETS OF TEXAS, LP
CBRE CAPITAL MARKETS, INC.
CBRE TECHNICAL SERVICES, LLC
CBRE/LJM MORTGAGE COMPANY, L.L.C.
CBRE/LJM-NEVADA, INC.
HOLDPAR A
HOLDPAR B
INSIGNIA/ESG CAPITAL CORPORATION
THE POLACHECK COMPANY, INC.
TRAMMELL CROW COMPANY
TRAMMELL CROW SERVICES, INC.
VINCENT F. MARTIN, JR., INC.
WESTMARK REAL ESTATE ACQUISITION PARTNERSHIP, L.P.

by	/s/ Debera Fan
	Name:	Debera Fan
	Title:	Senior Vice President & Treasurer

CB/TCC GLOBAL HOLDINGS LIMITED

by	/s/ Philip Emburey
	Name:	Philip Emburey
	Title:	Director

by	/s/ Elizabeth Thetford
	Name:	Elizabeth Thetford
	Title:	Secretary

TC HOUSTON, INC.
TCCT REAL ESTATE, INC.
TCDFW, INC.

by	/s/ Robert E. Sulentic
	Name:	Robert E. Sulentic
	Title:	Executive Vice President

TRAMMELL CROW DEVELOPMENT & INVESTMENT, INC.

by	/s/ Robert E. Sulentic
	Name:	Robert E. Sulentic
	Title:	President & Chief Executive
Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

by	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

RULE 144A/REGULATION S
APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,

PRIVATE EXCHANGE SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1  Definitions

Capitalized terms used but not otherwise defined in this Appendix shall have the meanings assigned in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream, for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Securities” means (1) the 11.625% Senior Subordinated Notes due June 15, 2017 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial Securities” means (1) $450,000,000 aggregate principal amount of 11.625% Senior Subordinated Notes due June 15, 2017 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Private Exchange” means the offer by the Company and the Guarantors, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 11.625% Senior Subordinated Notes due June 15, 2017 issued in connection with a Private Exchange.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated June 15, 2009 among the Company, Parent, the Subsidiary Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, Parent, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Guarantors, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated June 15, 2009, among the Company, Parent, the Subsidiary Guarantors and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, Parent, the Subsidiary Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

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“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2  Other Definitions

Term	Defined in Section:

“Agent Members”	2.1	(b)
“Global Security”	2.1	(a)
“Permanent Regulation S Global Security”	2.1	(a)
“Regulation S”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Security”	2.1	(a)
“Temporary Regulation S Global Security”	2.1	(a)

2.	The Securities

2.1  (a)  Form and Dating.  The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more temporary global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”) and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this

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Indenture. Beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, a permanent global security (the “Permanent Regulation S Global Security”), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then only upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Rule 144A Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities.” The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)  Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)  Certificated Securities.  Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2  Authentication.  The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $450,000,000 11.625% Senior Subordinated Notes due June 15, 2017, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant

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to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by at least one Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3  Transfer and Exchange

(a)  Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x)  to register the transfer of such Definitive Securities; or

(y)  to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act,; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b)  Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.  A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A or (B) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate of the Company, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)  Transfer and Exchange of Global Securities.  (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall

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deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)  Restrictions on Transfer of Temporary Regulation S Global Securities.  During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

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(e)  Legend.

(i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH

8

CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall also bear a legend in substantially the following form:

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

Each Definitive Security will also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)  Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)  After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the

9

case may be, all requirements pertaining to legends relating to the restrictions on transfer relating to the Securities Act on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or appropriate directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restrictive securities legend relating to the restrictions on transfer relating to the Securities Act set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)  Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f)  Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Securities.

(i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

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(ii)  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 4.06, 4.12 and 9.05 of the Indenture).

(iii)  The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

(iv)  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v)  All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. The Trustee shall have no responsibility for any action taken or not taken by the Depository. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Certificated Securities

(a)  A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depositary or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)  Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and integrals of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the restricted securities legend set forth in Exhibit 1 hereto.

(c)  Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

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(d)  In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

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EXHIBIT 1

TO

RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT OF 1933, AS AMENDED) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT ((A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE

2

PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULES 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.

3

[Original Issue Discount Legend]

THIS SECURITY HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS SECURITY THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE SECURITY, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE SECURITY AND (3) THE YIELD TO MATURITY OF THE SECURITY.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

CUSIP No. [  ]

ISIN US[  ]

No. [  ]

$[      ]

11.625% Senior Subordinated Notes due June 15, 2017

CB Richard Ellis Services, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [        ] on June 15, 2017.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

5

Additional provisions of this Security are set forth on the other side of this Security.

Dated: June     , 2009

CB Richard Ellis Services, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Wells Fargo Bank, National Association

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

6

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

11.625% Senior Subordinated Notes due June 15, 2017

1. Interest

CB Richard Ellis Services, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2009. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 18, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

7

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of June 18, 2009 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general senior subordinated unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to June 15, 2013.

On and after June 15, 2013, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

8

Period	Redemption Price
2013	105.813%
2014	102.906%
2015 and thereafter	100.000%

Prior to June 15, 2012 the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 111.625%, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company); provided, however, that

(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly by the Company or its Affiliates); and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to June 15, 2013, the Company may at its option redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Trustee shall have no duty or responsibility for the contents, calculations or determinations provided for in the notice of redemption required under this paragraph 5.

6. Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

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7.  Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.  Guaranties

From and after the Issue Date, the payment by the Company of the principal of, and premium and interest on, the Securities is guaranteed on a joint and several senior subordinated unsecured basis by each of the Guarantors on the terms set forth in the Indenture.

10.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

11.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

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12.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and each Guarantor’s obligations under the Securities, the Guaranties and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company, Parent, or any Subsidiary Guarantor, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, Parent or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not materially adversely affect the rights of any Securityholder.

15.  Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required

11

purchase pursuant to paragraph 8 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company, Parent or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) acceleration or failure to pay within any applicable grace period after final maturity of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated or so unpaid exceeds $25,000,000; (v) certain events of bankruptcy or insolvency or reorganization with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary; (vi) certain final judgments or decrees for the payment of money in excess of $25,000,000; and (vii) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interests of the Holders.

16.  Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12

18.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers

The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.  Copies of Indenture

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

13

CB Richard Ellis Services, Inc.

11150 Santa Monica Boulevard,

Suite 1600

Los Angeles, California 90025

Attention:  General Counsel

[Remainder of Page Intentionally Left Blank]

14

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to an effective registration statement under the Securities Act; or

(3)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

15

(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

If such transfer is being made pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act, the undersigned further certifies that:

(i) the offer of the Securities was not made to a person in the United States;

(ii) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903 or Rule 904 of Regulation S, as applicable;

(iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(v) we have advised the transferee of the transfer restrictions applicable to the Securities; and

(vi) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the distribution compliance period specified in Rule 903 of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such statute.

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Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by
an executive officer

17

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of Authorized Signatory of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, state the amount in principal amount:  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

19

EXHIBIT A

FORM OF FACE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY */**/

*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

CUSIP No.[        ]

ISIN [        ]

No. [    ]

$[        ]

11.625% Senior Subordinated Notes due June 15, 2017

CB Richard Ellis Services, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] on June 15, 2017.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

2

Additional provisions of this Security are set forth on the other side of this Security.

Dated:                            ,

CB Richard Ellis Services, Inc.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Wells Fargo Bank, National Association

as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

3

FORM OF REVERSE SIDE OF EXCHANGE SECURITY

OR PRIVATE EXCHANGE SECURITY

11.625% Senior Subordinated Notes due June 15, 2017

1. Interest

CB Richard Ellis Services, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 2.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured]1. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing December 15, 2009. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [                ]2. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a

1 Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

2 Insert the last interest payment date relating to the Initial Securities issued on the Issue Date.

4

certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the Securities under an Indenture dated as of June 18, 2009 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general senior subordinated unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to June 15, 2013.

5

On and after June 15, 2013, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

Period	Redemption Price
2013	105.813%
2014	102.906%
2015 and thereafter	100.000%

Prior to June 15, 2012 the Company may at its option on one or more occasions redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 111.625%, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company); provided, however, that

(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly by the Company or its Affiliates); and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to June 15, 2013, the Company may at its option redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date. The Trustee shall have no duty or responsibility for the contents, calculations or determinations provided for in the notice of redemption required under this paragraph 5.

6. Subordination

The Securities are subordinated to Senior Indebtedness of the Company and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before

6

the Securities may be paid. Each Securityholder by accepting a Security agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

7. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9. Guaranties

From and after the Issue Date, the payment by the Company of the principal of, and premium and interest on, the Securities is guaranteed on a joint and several senior subordinated unsecured basis by each of the Guarantors on the terms set forth in the Indenture.

10. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

7

11.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and each Guarantor’s obligations under the Securities, the Guaranties and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to provide for the assumption by a successor corporation of the obligations of the Company, Parent, or any Subsidiary Guarantor, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, Parent or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not materially adversely affect the rights of any Securityholder.

8

15.  Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon required purchase pursuant to paragraph 8 of the Securities, upon declaration of acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company, Parent or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) acceleration or failure to pay within any applicable grace period after final maturity of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated or so unpaid exceeds $25,000,000; (v) certain events of bankruptcy or insolvency or reorganization with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary; (vi) certain final judgments or decrees for the payment of money in excess of $25,000,000; and (vii) certain defaults with respect to Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interests of the Holders.

16.  Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

9

18.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers

The Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[21.  Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]3

[21] [22].  Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[3]	Delete if this Security is not being issued in exchange for an Initial Security.

10

[22] [23].  Copies of Indenture

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

CB Richard Ellis Services, Inc.

11150 Santa Monica Boulevard,

Suite 1600

Los Angeles, California 90025

Attention: General Counsel

[Remainder of Page Intentionally Left Blank]

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.12 of the Indenture, state the amount in principal amount:  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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